UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2023

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 Gateway Blvd., Suite 110

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CBAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2023, Dr. Dennis Kim, the Chief Medical Officer of CymaBay Therapeutics, Inc. (“CymaBay”) submitted his resignation to CymaBay. In connection with the resignation, CymaBay and Dr. Kim have entered into a Transition Agreement, effective February 20, 2023, wherein Dr. Kim will continue as a CymaBay employee through and including May 17, 2023. The Transition Agreement provides that Dr. Kim will receive all of his current employee benefits (including salary and stock option vesting) through May 17, 2023. He will not receive any additional payments in connection with his resignation.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Notice of Resignation and Transition Agreement, effective February 20, 2023, between CymaBay Therapeutics, Inc. and Dennis Kim.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

Dated: February 23, 2023